EXHIBIT 4(I)

                                  ALPHARX, INC.

    UNITS CONSISTING OF SHARES OF COMMON STOCK AND WARRANTS FOR COMMON STOCK

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTIONS THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                             SUBSCRIPTION AGREEMENT

AlphaRx, Inc.,
200-168 Konrad Crescent
Markham, Ontario

Canada L3R9T9

Attn: Michael Lee, Chief Executive Officer
Fax Number:

Dear Mr. Lee:

      By executing this Subscription Agreement (this "Agreement"), the undersigned (the "Investor") hereby irrevocably subscribes for the number of shares of Common Stock of AlphaRx, Inc., a Delaware corporation (the "Company"), indicated on the signature page hereto, together with a warrant (in the form attached hereto as Exhibit A) to purchase an equal number of shares of Common Stock (each share of Common Stock and warrant for one share of Common Stock are hereinafter referred to as a "Unit" and all such shares of Common Stock and warrants are collectively referred to as the "Units") at a subscription price of U.S. $0.15 per Unit (the "Subscription Price"). Prior to the acceptance of this Agreement by the Company, the Investor shall have wired or otherwise delivered to the Company payment of the Total Purchase Price set forth on the signature page hereto and all representations and warranties of the Investor shall be true and correct in all aspects as though made on the date of acceptance by the Company. The wiring instructions of the Company are set forth below:

J.P. Morgan Chase
55 Water Street
New York, NY

A/C # 323-838-693

ABA # 021 000 021

American Stock Transfer & Trust Company
As Escrow Agent
for ALPHARX

      This Agreement shall not be valid and binding on the Company unless and until accepted by the Company. If this Agreement is not accepted by the Company, the purchase price paid by the Investor to the Company shall be refunded to the Investor.

      This Agreement is being executed together with similar Subscription Agreements in a series of transactions in which investors are purchasing Units. The consummation of the transactions contemplated by such Agreements will take place in two closings as contemplated by this Agreement (hereinafter each a "Closing" and collectively the "Closings"). The Closings shall take place at the offices of (Pedley Zielke Gordinier & Pence, PLLC, 2000 Meidinger Tower, 462 South 4th Avenue, Louisville, KY 40202). All funds of the Investor shall be deposited in an escrow account ("Escrow") prior to the first Closing. At the first Closing, the Company shall sell the Units to the investors for an aggregate purchase price of U.S. $3,000,000 (exluding Units issued on the conversion of certain convertible promissory notes issued by the Company prior to April 1, 2004). Funds released from Escrow will be released pro rata based on the aggregate subscriptions accepted by the Company before or after the first Closing. All remaining funds will be held in Escrow pending the final Closing and shall be released to the Company upon the completion of the final Closing. The final Closing shall be conditioned upon the Company's stockholders approving an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. If the final Closing does not occur on or before August 15, 2004 the balance of the Escrow will be released and returned to the appropriate investors.

      The Investor understands that the Units may be acquired hereunder only by investors who are able to make all required representations and warranties below. The undersigned also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Agreement strictly confidential, the Company may present this Agreement, and the information provided in answers to it, to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of a private placement or if the contents hereof are relevant to any issue in any investigation, action, suit or proceeding to which the Company is a party or by which it is or may be bound.

                         REPRESENTATIONS AND WARRANTIES

      The Investor makes representations and warranties in this Agreement in order to permit the Company to determine the suitability of the Units as an investment for the Investor and to determine the availability of the exemptions relied upon by the Company from registration under Section 5 of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and any applicable state securities laws.

      1.    INVESTOR REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) ACCREDITED INVESTOR STATUS. TO ESTABLISH THAT THE INVESTOR IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) PROMULGATED UNDER THE SECURITIES ACT, THE INVESTOR MUST MARK AT LEAST ONE BOX BELOW, THEREBY MAKING THE REPRESENTATION SET FORTH BESIDE THE MARKED BOX.

            |_| The Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the Investor's purchase exceeds $1,000,000.

            |_| The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.


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


            |_| The Investor is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or any other institution as defined in Section 3(a)(5)(A) of the Securities Act.

            |_| The Investor is a broker dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended.

            |_|   The  Investor  is an  insurance  company as defined in Section
                  (2)(13) of the Securities Act.

            |_| The Investor is an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act.

            |_| The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.

            |_| The Investor is a plan established and maintained by a State within the United States, one or more political subdivisions of such a State, or any agency or instrumentality of such a State or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

            |_| The Investor is an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) the investment decision for which is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor or (ii) which has total assets in excess of $5,000,000 or (iii) which is a self-directed plan with investment
                  decisions   made  solely  by  persons   that  are   Accredited
                  Investors.

            |_| The Investor is a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940.

            |_| The Investor is an organization that is described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership that, in any case, was not formed for the specific purpose of acquiring the Interest and has total assets in excess of $5,000,000.

            |_| The Investor is an executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or general partner of the Partnership or of the General Partner.


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


            |_| The Investor is a trust with total assets of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase of the Interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act.

            |_| The Investor is an entity in which all of the equity owners are Accredited Investors.

            (b) INVESTMENT INTENTION AND RESTRICTIONS ON DISPOSITION. The Investor represents and warrants that the Investor is acquiring the Units being purchased by him hereunder solely for the Investor's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof. The Investor agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Units (or solicit any offers to buy, purchase or other acquire or take a pledge of any of the Units) or any interest therein or any rights relating thereto, except in compliance with (i) the Securities Act and (ii) all applicable state securities or "blue sky" laws. The Investor further understands, acknowledges and agrees that none of the Units or any economic or voting rights relating thereto may be transferred, sold, pledged, hypothecated or otherwise disposed of unless such disposition is pursuant to an effective registration statement under the Securities Act and is exempt from or in compliance with applicable state securities laws. Any attempt by the Investor, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any the Units or any economic or voting rights relating thereto without complying with the provisions of this Agreement shall be void and of no effect.

            (c) RESTRICTIONS ON TRANSFER. The Investor acknowledges receipt of advice from the Company that (i) the Units being purchased by him hereunder have not been registered under the Securities Act or qualified under any state securities or "blue sky" laws, (ii) the Units must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there is no assurance that there will continue to be any public market for the Units in the future, (iv) Rule 144 promulgated under the Securities Act may not be available with respect to sales of any securities of the Company, (v) when and if the Units may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act, (vii) a restrictive legend in the form set forth in
Section 5 shall be placed on the certificates or instruments representing the Units, and (viii) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent and the Units are not registered, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units. Except in connection with a transfer of Common Stock pursuant to an effective registration statement under the Securities Act, the Investor acknowledges and agrees that in connection with the transfer of any Units issued pursuant to the terms of this Agreement to provide an opinion to the Company in form and substance acceptable to the Company providing that such transfer is exempt from the registration requirements of the Securities Act and of any other applicable jurisdiction together with such additional written representations, warranties and covenants of the transferee as the Company may reasonably require to ensure continuing compliance with applicable securities laws.


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


            (d) ACCESS TO INFORMATION. The Investor represents and warrants that (i) he is familiar with the business and financial condition, properties, operation and prospects of the Company and that he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Units hereunder and to obtain any additional information that he deems necessary or appropriate to evaluate an investment in the Company and all such questions have been answered to the full satisfaction of the Investor, (ii) the Investor, his attorney, accountant or other financial adviser has had access to the public filings of the Company with the Securities and Exchange Commission, including without limitation its most recent filings on Forms 10KSB and 10QSB (the "Public Filing Documents"), the Term Sheet attached hereto as EXHIBIT B (the "Term Sheet"), as well as such other books and records of the Company and contracts and documents relating to the Company, its business and the purchase of the Units contemplated hereby as desired by the Investor, his attorney, accountant or other financial adviser, (iii) no oral representations have been made or oral information furnished to the Investor or his adviser(s) in connection with the offering of the Units which were in any way inconsistent with the Public Filings, the Term Sheet or the books and records and material contracts and documents of the Company made available to the Investor or his adviser(s) for review, (iv) his knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risk of the investment in the Units, (v) he is a resident of the State listed below, and (vi) if he is a natural person, he is at least 21 years of age.

            (e) ABILITY TO BEAR RISK. The Investor represents and warrants that (i) the financial situation of the Investor is such that he can afford to bear the economic risk of holding the Units purchased by him hereunder for an indefinite period, (ii) he can afford to suffer the complete loss of his investment in the Units, (iii) he has adequate means of providing for his and his dependents' current needs and possible personal contingencies, (iv) he has no need for liquidity in this investment, and (v) he can afford a complete loss of such investment.

            (f) CURRENT INFORMATION. All information which the Investor has provided to the Company concerning his investor status and financial position is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted by the Company, the Investor shall immediately provide the Company with such information.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that except as set forth on a disclosure schedule (the "Disclosure Schedule") furnished by the Company to the Investor herewith, specifically identifying the relevant Section and paragraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:


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            (a)   ORGANIZATION AND  QUALIFICATION  OF COMPANY.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. For purposes hereof, "Material Adverse Effect" means any change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse change in, or effect on the assets, liabilities, financial condition or results of operations of the Company or on the ability of Company to consummate the transactions contemplated hereby or by the Transaction Documents, provided; however, "Material Adverse Effect" shall not include any material adverse change or effect occurring (i) to the extent that such change or effect is a result of the execution and public
announcement  of  this   Agreement,   the  pendency  of  the  Agreement  or  the
consummation of the transactions contemplated hereby, or (ii) as a result of general market or industry conditions (which includes facts affecting the industry in which the Company operates, the Company's customers or suppliers, the industries of the Company's customers or suppliers, or the economy in any particular region or country). For purposes of this Agreement, "Transaction Documents" means this Agreement, and each instrument and agreement to be executed with and delivered pursuant to this Agreement, all as amended and in effect at the time in question.

            (b)   CAPITALIZATION  OF COMPANY;  STOCKHOLDER  LIST.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 2(b) of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws, except where the failure to be so authorized, issued or in compliance could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 2(b) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. For purposes of this Agreement, "Subsidiary" means any corporation, association or business entity more than a majority of the voting interest of which is hereafter owned or controlled, directly or indirectly, by the Company. Except as set forth in Schedule 2(b) of the Disclosure Schedule, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and "Person" shall have the meaning set forth in Section 6(g) hereinbelow.

            (c)   SUBSIDIARIES;  OTHER  INVESTMENTS.  Except  as  set  forth  on
Schedule 2(c) of the Disclosure  Schedule,  the Company (i) has no Subsidiaries,
(ii) does not own, directly or indirectly, any securities issued by any other corporation, business organization or governmental authority, and (iii) is not a partner or participant in any joint venture or partnership of any kind.


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            (d)   AUTHORIZATION OF TRANSACTION;  ISSUANCE OF SHARES. The Company
has the full power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder, and to carry out the transactions contemplated hereby (subject, as applicable, to getting stockholder approval for the amendment of the Company's Certificate of Incorporation). All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except for stockholder approval of the amendment of the Company's Certificate of Incorporation. The Agreement has been duly executed and delivered by the Company. The Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (e) PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS. For purposes hereof, "Knowledge" of the Company means information, facts or circumstances actually known by any executive officer of the Company or any information, facts or circumstances that are reasonably available to any of the foregoing persons and would in the ordinarily course of their responsibilities to the Company (or upon reasonable investigation) be known by such persons. Except as set forth on
Schedule 2(e) of the Disclosure Schedule, to the Company's Knowledge, the Company is not: (i) in violation of its organizational documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction, or any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval ("Governmental Authorization") from any governmental body, whether national, state, provincial, regional, local, or any subdivision or agency of any of the foregoing ("Governmental Authority") that is held by the Company applicable to it or its business or assets. To the Company's Knowledge, it has conducted and is now conducting its business and the ownership and operation of its assets in material compliance with every applicable statute, law, ordinance, rule or regulation of a Governmental
Authority (collectively, "Laws"), including maintenance of any licenses, permits, consents and authorizations required to be obtained by it under all applicable Laws relating to its business, the absence of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (f) NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS. Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will, except as set forth on Schedule 2(f) of the Disclosure Schedule: (i) conflict with or constitute a breach or violation of any provision of the organizational documents of the Company or any resolutions of the Company's Board of Directors (assuming receipt of stockholder approval for the amendment of the Company's Certificate of Incorporation); (ii) require any Governmental Authorization; (iii) require the consent of any other party under any loans, contracts, leases, licenses and other agreements to which the Company is a party or by which it is bound; (iv) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any other Person the right to accelerate any indebtedness or terminate, modify or cancel any right;


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


(v) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which it or its assets are bound; (vi) result in the creation of any encumbrance upon any Company capital stock or any of the assets of the Company (including, without limitation, any patents, patent applications, trade marks or service marks (whether registered or unregistered), trade mark or service mark applications, know how, trade names, copyrights, computer software, maskworks and manufacturing and other secret or proprietary processes and technologies, and other trade secrets ("Intellectual Property ") of the Company); (vi) conflict with or result in a violation of any court order or Law, or give or any other Person the right to exercise any remedy or obtain any relief under any court order or Law, to which the Company is subject or by which the properties or assets of the Company are bound, (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization, or (viii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority pursuant to any applicable Laws, except for required filings under the Securities Act or state "blue sky" laws as a result of the exercise of rights or fulfilling obligations under this Agreement.

            (g) SEC REPORTS; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investor true, correct and complete copies of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

            (h) MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) to the Company's Knowledge, there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Securities and Exchange Commission ("Commission"), (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except as set forth in Schedule 2(h) of the Disclosure Schedule.

            (i) FORM SB-2 ELIGIBILITY. The Company is eligible to register its Common Stock for resale by the Investor using Form SB-2 promulgated under the Securities Act.

            (j) PAYMENT OF TAXES.(i) Except as set forth on Schedule 2(j) of the Disclosure Schedule, the Company has duly and timely filed all income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns and all other tax returns, reports and declarations ("Tax Returns"), including valid extensions therefor, required to be filed by it with any Governmental Authority with respect to income, profit, franchise, sales, use, real property, personal property, ad valorem, value added, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any Governmental Authority or quasi-Governmental Authority, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments ("Taxes"). All of the Tax Returns are complete and correct in all material respects; and all Taxes shown to be due on such Tax Returns (including any estimated taxes required to be filed with the Tax Return) have been paid or are being contested in good faith by the Company, and any such contest is being diligently pursued. All contested Taxes are listed on Schedule 2(j) of the Disclosure Schedule.

                  (ii) With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, to the Company's Knowledge, adequate provision has been made therefor.

                  (iii) Except as set forth on Schedule 2(j) of the Disclosure Schedule, the Tax Returns have never been examined or audited by any Governmental Authority. The Company is not aware of any intention on the part of a Governmental Authority to examine or audit any of the Tax Returns. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries (if any). Except as set forth on Schedule 2(j) of the Disclosure Schedule, there are no liens for Taxes upon the assets of the Company or its Subsidiaries (if any), except liens for current Taxes not yet due.

                  (iv) Neither Company nor its Subsidiaries (if any) have given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the date of the Closing.

                  (v) Neither the Company nor its Subsidiaries (if any) are a party to, or are bound by any tax sharing, cost sharing or similar agreement or policy relating to Taxes.

                  (v) Neither the Company nor its Subsidiaries (if any) have entered into agreements that would result in the disallowance of any tax deductions pursuant to any applicable Laws.

                  (vi) The Company has not made any elections pursuant to any Laws relating to Taxes (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have, individually or in the aggregate, a Material Adverse Effect.

                  (vii) The Company has withheld or collected from each payment made to each of its employees, the amount of Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax authorities or authorized tax depositaries.

            (k) REAL AND PERSONAL PROPERTY. (i) The Company does not own any real estate. Set forth on Schedule 2(k) of the Disclosure Schedule is a listing of all leases under which the Company leases real property, together with a description of such property, the name of the landlord and a description of the significant financial terms of each lease (collectively, "Real Property").

                  (ii) Set forth on Schedule 2(k) of the Disclosure Schedule are (i) a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 owned by the Company and
(ii) a listing of all leases under which the Company leases any personal property as of the Closing requiring annual rental payments in excess of $25,000, together with a description of such property (collectively, the "Material Personal Property"). Schedule 2(k) lists all locations where Material Personal Property or the Company's inventory (other than goods in transit in the ordinary course of business) is located.

                  (iii) Except as described on Schedule 2(k) of the Disclosure Schedule, none of the real or personal property owned or used by the Company is, to the Company's Knowledge, subject to any encumbrance (other than for Taxes not yet due and payable), or other adverse claim or charge or interest of any kind.

                  (iv) The Real Property and Material Personal Property are sufficient to conduct the Company's business as currently conducted.

                        (v) With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its Knowledge, holds a valid leasehold interest free of any encumbrances. The properties, assets and leasehold interests described in this Section 2(k) are all of the assets used in the conduct of the business of the Company as presently conducted other than the Intellectual Property of the Company described in Section 2(k). All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company to conduct its business are in good operating condition and repair, ordinary wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

            (l) INTELLECTUAL PROPERTY RIGHTS. Set forth on Schedule 2(l) of the Disclosure Schedule is a true and complete list of all material rights of ownership of, or material licenses to use, Intellectual Property held by the Company and its Subsidiaries (if any). There are no material Intellectual Property rights, other than those listed on Schedule 2(l), necessary to or regularly used in the conduct of the business of the Company as presently conducted. Each of the Company and its Subsidiaries (if any) owns or possesses adequate licenses or other rights to use all Intellectual Property material to its business as currently conducted, and except as set forth on Schedule 2(l), neither the Company nor any of its Subsidiaries (if any) has received any written notice of infringement of or conflict with asserted rights of others with respect to the use of any Intellectual Property. All licenses and other rights to Intellectual Property of the Company and its Subsidiaries (if any) material to its or their business as currently conducted and as proposed to be conducted are valid and enforceable and the Company and/or its Subsidiaries (if any) have performed all acts and has paid all required fees and taxes to maintain in full force and effect all filed registrations and applications regarding such Intellectual Property. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (if any), in the conduct of their business as now conducted or as proposed to be conducted, infringes or conflicts with any right of any third party. Neither the Company nor any of its Subsidiaries (if any) is, nor will it be as a result of the execution and delivery of this Agreement, the Transaction Documents and any other agreement or instrument entered into pursuant to any of the foregoing or the performance of any obligations hereunder or thereunder, be in breach of any material license or other agreement relating to any Intellectual Property. Except as set forth on
Schedule 2(l), to the Knowledge of the Company, no third party is infringing or has infringed upon any Intellectual Property of the Company or its Subsidiaries (if any).

            (m) PROPRIETARY INFORMATION. Except as set forth on Schedule 2(m) of the Disclosure Schedule, each material current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company has taken reasonable security measures to maintain the confidentiality of the Company's proprietary information. The Company is not obligated to make any material royalty or fee payments to any owner or licensor of any patent, trademark, trade name, copyright or other intangible asset.

            (n) CONTRACTS AND COMMITMENTS.(i) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2(n) of the Disclosure Schedule, the Company is not a party to or subject to any contract, agreement or commitment (whether written or oral) (i) for the purchase by the Company of any commodity, material, equipment or asset, except for contracts, agreements or purchase orders in the ordinary course of business involving payments of less than $50,000 each; (ii) creating any obligations of the Company which call for payments by the Company of more than $25,000 during any month for agreements which do not have a fixed term, or for more than $50,000 over the term of the agreement for agreements with a fixed term; (iii) providing for the purchase by the Company of all or substantially all of its requirements of a particular product, component, item or service from a single supplier; (iv) which by its terms does not terminate or is not terminable without material premium or penalty by the Company (or its successor or assign) upon 30 days notice; (v) for the sale, lease or license of its products not made in the ordinary course of business; (vi) with any sales agent or distributor of products of the Company; (vii) containing covenants limiting the freedom of the Company to compete in any line of business or with any Person; (viii) for a license or franchise (as licensor or licensee or franchisor or franchisee) other than non-exclusive licenses of the Company's products in the ordinary course of business; or (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract. The contracts, commitments, agreements and licenses required to be listed on Schedule 2(n) of the Disclosure Schedule are referred to as the "Material Contracts".

                  (ii) Each of the Material Contracts is valid, binding and enforceable against the Company and, to the Knowledge of the Company, against the other parties thereto, and the Company is in material compliance with all terms and conditions of each such Material Contract. Except as set forth on
Schedule 2(n) of the Disclosure Schedule, no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a violation of or default under any Material Contract by the Company or, to the Company's Knowledge, by the other party or parties thereto; and the Company has neither given nor received notice of any alleged violation of or default under any such Material Contract.

            (o) LITIGATION. Except as set forth on Schedule 2(o) of the Disclosure Schedule, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the Knowledge of the Company, threatened) against or otherwise involving the Company or any of the Company capital stock or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) and there are no outstanding court orders to which the Company is a party or by which any of its assets are bound, any of which (i) question, threaten, seek to enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the Transaction Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (ii) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company or (iii) if adversely decided, could reasonably be expected to result in a Material Adverse Effect. The Company is unaware of any reason to believe that any such action, suit, claim, proceeding, investigation or arbitration proceeding may be brought against the Company.

            (p) LABOR AND EMPLOYEE RELATIONS. (i) Shown on Schedule 2(p) of the Disclosure Schedule is the name of each officer, employee or agent of the Company. Except as shown on Schedule 2(p) of the Disclosure Schedule, there are no currently effective consulting or employment agreements or other agreements with individual consultants or employees to which the Company is a party or of which the Company is a beneficiary (including noncompetition covenants) that are not terminable without penalty immediately upon notice. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the

Company's Knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as provided in the contracts listed in Schedule (p) no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

                  (ii) None of the employees of the Company is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving the Company; and, to the Knowledge of the Company, there is no organizing activity involving the Company pending by any labor organization or group of employees.

                  (iii) The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

                  (iv) There are no complaints, proceedings, investigations or charges against the Company pending or threatened before any Government Authority by or on behalf of any employee or former employee of the Company.

                  (v) The Company has paid in full (or made provisions for payment in full) to its employees, agents and contractors of all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. The Company does not have any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items (except as accrued in the ordinary course of business). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or by operation of law.

                  (vi) There has not been any citation, fine or penalty imposed or asserted against the Company under any foreign, federal, state or local Law relating to employment, immigration or occupational safety matters.

            (q) ERISA AND EMPLOYEE BENEFITS. The Company does not have or otherwise contribute to or participate in any benefit plan other than those listed on Schedule 2(q) of the Disclosure Schedule. The Company is in compliance with all Laws applicable to each such Benefit Plan under ERISA, the violation of which, singly or in the aggregate, could have a Material Adverse Effect.

            (r)   ENVIRONMENTAL  MATTERS.  (i) All hazardous  materials  used or generated by the Company have always been and are being generated, used, stored, treated and disposed of at any of the properties or facilities owned or leased by the Company (or any former parent corporation of the Company or, to the Knowledge of the Company, any predecessors-in-interest of the Company) in material compliance with all applicable Environmental Laws, court orders, and government authorizations. For purposes of this Agreement, "Environmental Laws" means those laws related to the protection of public health, worker safety, the environment or the management of pollution or hazardous materials and include the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community
Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the corresponding Canadian, provincial, state and local statutes, ordinances, and amendments or successor legislation.

                  (ii) Each of the Company and its Subsidiaries (if any) is in compliance with all Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and the Company has not received or become to its Knowledge subject to any claim, notice, complaint, court order, or request for information from any Government Authority or private party (i) alleging violation of, or asserting any noncompliance with, any Environmental Law by it or its former parent corporation, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean-up of any site under any Environmental Law.

                  (iii) No hazardous materials have ever been shipped by or for the Company (or by any former parent corporation or, to the Knowledge of the Company, any predecessor-in-interest to the Company) to other sites or facilities for treatment, storage or disposal. The Company has not received any notice that any sites or facilities to which any such wastes have been shipped or sent are not in compliance with Environmental Laws. The Company is not subject to or, to its Knowledge threatened to become subject to any response action or clean up order of any Governmental Authority.

            (s) GOVERNMENT AUTHORIZATIONS. The Company holds all government authorizations that are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such government authorizations are listed on Schedule 2(s) of the Disclosure Schedule, together with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect. No proceeding is pending, or to the Knowledge of the Company threatened, seeking the revocation or limitation of any government authorization.

            (t) INSURANCE. The Company maintains (i) insurance on all of its real property and material personal property that insures against loss or damage by fire or other casualty, sufficient in amount (subject to deductibles) to allow it to replace any of its properties that might be damaged or destroyed and
(ii) insurance against liabilities, claims and risks (including without limitation workers' compensation risks), in both cases of a nature and in such amounts as are normal and customary in its industry.

            (u) BORROWINGS AND GUARANTEES. Except as set forth on Schedule 2(u) of the Disclosure Schedule, there are no agreements or undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any Person.

            (v) MINUTE BOOKS. The minute books and stock records of the Company accurately record all material action taken by the incorporator, shareholders, board of directors and committees thereof of the Company and all issuances and transfers of record of capital stock of the Company since the date of incorporation of the Company. Accurate copies of all minute books and stock records of the Company have been made available for inspection by counsel to the Investor.

            (w)   TRANSACTIONS WITH INTERESTED  PERSONS.  Except as set forth on
Schedule 2(w) of the Disclosure Schedule, no present officer, supervisory employee, director or stockholder of the Company, or any of their respective spouses or children, to the Knowledge of the Company, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a contract or arrangement (written or oral) with the Company, or (ii) has any contract or agreement (written or oral) with the Company and all agreements set forth on Schedule 2(x) of the Disclosure Schedule are on arms-length terms.

            (x) ABSENCE OF SENSITIVE PAYMENTS. The Company has not, nor to the Knowledge of the Company have any of the Company's directors, officers, agents, stockholders or employees or any other Persons associated with or acting on behalf of the Company:

                  (i) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic), or prohibited by the policy of the Company or of any of its suppliers or customers;

                  (ii) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                  (iii) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other Person to candidates for public office, whether federal, state or local (foreign or domestic), where such contributions were or would be a violation of applicable Law.

            (y) REGISTRATION RIGHTS. Except as set forth on Schedule 2(y) of the Disclosure Schedule and as provided in Article 6, no holder of any security issued by the Company, nor any holder of rights to acquire any security from the Company, has any right to require the Company to file, or to join the Company in the filing of, a registration statement under the Securities Act.

            (z) BROKERAGE. Except for the fees to Sunrise Securities Corp, a registered broker-dealer, there are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of the Company, and the Company has not taken any action that would cause the Investor to be liable for any such fees or commissions.

            (aa) DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement, nor any of the Transaction Documents, nor the Disclosure Schedule, nor any other exhibit, document or certificate delivered by or on behalf of the Company pursuant hereto, contains any untrue statement of a material fact, or to the Company's Knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading. To the Company's Knowledge, there is no fact, which would have a Material Adverse Effect or would constitute an Event of Default that has not been set forth herein.

            (bb) PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company and its representatives with respect to the securities offered herein, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (cc) OBLIGATIONS OF MANAGEMENT. Each officer of the Company listed on Schedule 2(cc) is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company that is planning to work less than full time at the Company in the future.

            (dd) OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company or any members of their immediate families are indebted to the Company or, to the Company's Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is Affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or stockholder, or, to the Company's Knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such Person's ownership of capital stock or other securities of the Company or employment with the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

            (ee) LISTING AND MAINTENANCE REQUIREMENTS. The Company is in compliance with the listing or maintenance requirements of the OTC Bulletin Board and will take all steps necessary for a period of at least two (2) years from the date hereof to have its shares continue to be traded and listed on such market or another Eligible Market (as defined in Section 6(f). The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (ff) USE OF FUNDS. The Company shall use the proceeds of sale of the Units for general working capital requirements of the Company, and the payment of the expenses of the Company in complying with its obligations hereunder.

      3. STATE SECURITIES LAWS. Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to sell the Units to the Investor if the Investor is a resident of a jurisdiction in which the sale of the Units to the Investor would constitute a violation of the securities laws of such jurisdiction.

      4.    TAX MATTERS.

            (a) INDIVIDUAL RISK. The Investor represents and warrants that he understands the tax consequences of the transactions contemplated by this Agreement, including his purchase of the Units, and any disposition of the Units, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with the ownership of the Units including the purchase, ownership and disposition of any of the Units. The Investor acknowledges that the Company has made no representation or warranty as to the tax consequences of any of the transactions contemplated by this Agreement and the Company shall have no liability or obligation to the Investor with respect to any liability or obligations the Investor may incur as a result of such transactions.

            (b) WITHHOLDING. The Company shall have the right to withhold or require the Investor to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements incurred upon the purchase, ownership or disposition of any of Units, and the Company may defer any issuance of stock or payment of cash from any source whatsoever to the Investor until such requirements are satisfied.

      5. STOCK CERTIFICATE LEGENDS. The certificates representing the Common Stock and the Warrants being purchased by the Investor hereunder shall bear the following legend as well as any additional legends reasonably required by the
Company:

      THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

      6.    SHELF REGISTRATION

            (a) As promptly as possible but in any case within 45 days of the first Closing, the Company shall prepare and file with the Commission (a "Shelf" Registration Statement covering the resale of all Registrable Securities owned by the Investor for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith as a majority, measured on a fully diluted basis, in interest of the investors (the "Majority Investors") may reasonably consent and shall contain (except if otherwise directed by the Majority Investors) a "Plan of Distribution" in substantially the form of Exhibit C. The Registration Statement shall be amended within 10 days after the Offer Termination Date to include all Common Stock sold in the Closings after the initial Closing, and the Common Stock issuable upon the Warrants sold in such Closings.

            (b) The Company shall use its commercially reasonably efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date as defined below in Sec. 6(g)(xi) and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the first anniversary of the Effective Date or such earlier date when either (i) all Registrable Securities of the Investor covered by such Registration Statement have been sold (the "Effectiveness Period") or (ii) all Registrable Securities owned by the Investor may be sold pursuant to Rule 144(k).

            (c) The Company shall notify the Investor in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

            (d) As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the Commission a Post-Effective Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the fifteenth Trading Day after the Post-Effective Amendment Filing Deadline. The Company shall notify the Investor in writing promptly (and in any event within one business day) after receiving notification from the Commission that the Post-Effective Amendment has been declared effective.

            (e) Should any Registration Statement not be filed within 45 days of the Closing or not be declared effective on or before the Required Effective Date, the Company shall issue and deliver to the Investor an amount of Common Stock equal to 2% of the amount purchased by the Investor at the Closing, for no additional consideration. For each subsequent thirty (30) day period, the Company shall issue and deliver to the Investor an additional amount of Common Stock equal to 2% of the amount purchased by the Investor until the Registration Statement is declared effective.

            (f) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

            (g) For the purposes of Sections 6, 7 and 8 of this Agreement, the following definitions shall apply:

                  (i) "Effective Date" means the date that the Registration Statement is first declared effective by the Securities and Exchange Commission.

                  (ii) "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board.

                  (iii) "Losses" means any and all losses, claims, damages, liabilities settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys' fees.

                  (iv) "Offer Termination Date" means that date which is 30 days after the first Closing of the purchase and sale of Units to investors, or, if such date is not a business day, the next business day.

                  (v) "Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or agency or subdivision thereof) or any court or other federal, state, local or other governmental authority entity of any kind.

                  (vi)  "Post  Effective   Amendment"   means  a  post-effective
amendment to the Registration Statement.

                  (vii) "Post Effective Amendment Filing Deadline" means the fifth Trading Day after the Registration Statement ceases to be effective pursuant to applicable securities laws due to the passage of time or the occurrence of an event requiring the Company to file a Post-Effective Amendment.

                  (viii)"Prospectus"  means  the  prospectus   included  in  the
Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act of 1933), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  (ix) "Registrable Securities" means the Common Stock acquired under this Agreement and the other Agreements and the Common Stock issued or issuable upon the exercise of Warrants contained in the Units sold under this Agreement or the other Agreements.

                  (x) "Registration Statement" means each registration statement including Prospectus, amendments and supplements to such registration statement or Prospectus, including any pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference.

                  (xi) "Required Effective Date" means 90 days after the filing of the Registration Statement described in Section 6(a).

                  (xii) "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary trading market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ Small Cap Market (or any successor thereto), or (c) if trading does not occur on the NSADQ Small Cap Market (or any successor thereto), any day other than Saturday, Sunday, or any other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed.

                  (xiii)"Trading Market" means the OTC Bulletin Board or any other Eligible Market on which the Common Stock of the Company is then listed or quoted.

      7.    REGISTRATION   PROCEDURES.   In   connection   with  the   Company's
registration obligations pursuant to Section 6(a) hereof, the Company shall:

            (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Investor and any counsel designated by the Investor (an "Investor Counsel"), to the extent requested by the Investor, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Investor and Investor Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Investor Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Majority Investors shall reasonably object.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement filed pursuant to Section 6(a) hereof continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424  promulgated  under the Securities Act;
(iii)  respond as promptly as reasonably  possible,  and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Investor (if requested by the Investor) of Registrable Securities to be sold and Investor Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to the Investor (if requested by the Investor) a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceeding for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Use its reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) Furnish to the Investor and Investor Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission (access to such documents over the Commission website shall be deemed delivery for purposes hereof).

            (f) Promptly deliver to the Investor and Investor Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor or Investor Counsel may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Investor evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

            (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Investor and
Investor Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (i) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request.

            (j)   Reasonably  cooperate  with  any due  diligence  investigation undertaken by the Investor in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to the Investor material, nonpublic information unless the Investor specifically requests in advance to receive material, nonpublic information in writing.

            (k) If the Majority Investors select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations; provided, that no such agreement shall obligate the Company to pay any amount not otherwise contemplated by this
Section 7.

            (l) Comply with all applicable rules and regulations of the Commission.

      8. REGISTRATION EXPENSES. The Company shall pay (or reimburse the Investor for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Investor), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to U.S. $10,000 in the aggregate for the Investor Counsels (incurred in preparing the initial filing of the Registration Statement contemplated by Section 6(a) hereof for the Registrable Securities and all amendments thereto prior to it being declared effective), (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. In all events, the Investor shall be solely responsible for paying all brokerage fees, underwriter commissions or similar compensation relating to their sale of Registrable Securities and any income taxes resulting from any such sale of Registrable Securities.

      9.    INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice contemplated in Section. The Company shall notify the Investor promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) INDEMNIFICATION BY INVESTOR. By virtue of executing this document, the Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of the Advice. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

            (d) CONTRIBUTION. If a claim for indemnification under Section (a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      10. DISPOSITIONS. The Investor agrees that he will comply with the prospectus delivery requirements of the Securities Act as applicable to him in connection with sales of Registrable Securities pursuant to the Registration Statement. the Investor further agrees that, upon receipt of a notice from the Company, the Investor will discontinue disposition of such Registrable Securities under the Registration Statement until the Investor's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement if necessary, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration
Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

      11. PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor written notice of such determination and if, within fifteen days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Investor requests to be registered.

                                  MISCELLANEOUS

      1. NOTICES. Any and all notices, other communications or deliveries required or permitted to be given under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. If to the Investor, to the Investor at the address and facsimile number set forth under the Investor's name on the Signature Page; and if to the Company, to it at the address and facsimile number first set forth above.

      2. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective heirs or successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

      3. WAIVER; AMENDMENT. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by such party taking such action of compliance by the other party with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. The delay or omission of either party in exercising any right under this Agreement shall not in any manner impair the exercise of any other right under this Agreement. Neither this Agreement nor any terms or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the Company and the Investor.

      4. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Investor or by the Investor without the prior written consent of the Company.

      5. Governing Law; Venue; Waiver of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND

CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

      6. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied again either party.

      7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be acceptable to the fullest extent permitted by law.

      8. PRONOUNS. Any use of masculine pronouns herein shall be deemed to include the feminine and neuter cases, and vice versa, as applicable.

      9.    ENTIRE  AGREEMENT.   This  Agreement  shall  constitute  the  entire
agreement of the parties hereto with respect to the subject hereof and shall supersede all prior agreements or understandings, whether written or oral.

      10. SEVERABILITY. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

                                Signature Page to

                           Subscription Agreement for

                                    UNITS of

                                  ALPHARX, INC.

Executed at __________, _________ this _____day of ________, 2004.



                                                _______________________________*
                                                [If Entity Print Name Above]

                                                By:_____________________________
                                                   Name:
                                                  Title (if applicable):

                                                Number of Units
                                                   Subscribed For:

                                                Total Purchase Price:

                                                Taxpayer I.D. Number or
                                                Social Security Number:_________

                                                Address:________________________

                                                ________________________________
                                                Telephone:______________________
                                                Facsimile:______________________



Accepted this ___ day of __________, 2004

ALPHARX, INC.

By:______________________________
Title:___________________________




* If the Investor is a corporation, trust, partnership, or other entity, please attach a copy of the resolutions, trust instrument, partnership agreement or similar document (or in lieu thereof, an opinion of counsel) showing the corporation, trust, partnership or other entity has authority to purchase the Shares and showing that the signatory above may act on its behalf in making this investment.

                                    EXHIBIT A

                                 FORM OF WARRANT

                                    EXHIBIT B

                                   TERM SHEET

                                    EXHIBIT C

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o     ordinary   brokerage   transactions   and   transactions   in  which   the
      broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.